271721228 v1 November 7, 2022 Christine Barone VIA EMAIL/DOCUSIGN Re: Employment Agreement Dear Christine: We are pleased to offer you the full time position of President of Dutch Bros Inc. (the “Company”) pursuant to the terms of this letter agreement (the “Agreement”). 1. Position; Duties. You will serve as President, reporting solely to the Chief Executive Officer, working from the Company’s offices in Grants Pass. You will have the duties and responsibilities assigned by the Company and as may be reasonably assigned from time to time consistent with your position, including operations, human resources, marketing, supply chain and information technology. You agree to devote your best efforts and full business time, skill and attention to the performance of your duties. You are also required to adhere to the general employment policies and practices of the Company that may be in effect from time to time, except that when the terms of this Agreement conflict with the Company’s general employment policies or practices, this Agreement will control. The Company may change your position, duties, work location and compensation from time to time in its discretion, subject to the terms and conditions set forth herein. Your employment is scheduled to begin on February 6, 2023 (the “Start Date”). 2. Cash Compensation. a. Salary. Your annual base salary will be $625,000, less applicable deductions and withholdings, payable in accordance with the Company’s payroll practices, as may be in effect from time to time. b. Signing Bonus. Within thirty (30) days after the Start Date, the Company will pay you a one-time signing bonus equal to $900,000, less applicable deductions and withholdings (the “Signing Bonus”). If, within one year after the Start Date, you resign your employment with the Company without Good Reason (as defined in the Dutch Bros Inc. Amended and Restated Severance and Change in Control Plan (the “Severance Plan”)) or the Company terminates your employment for Cause (as defined in the Dutch Bros Inc. 2021 Equity Incentive Plan (the “Equity Plan”)), then you will be required to repay the entire Signing Bonus (on a pre- tax, gross basis) within thirty (30) days after your final day of employment with the Company. c. Annual Bonus. Each year, you will be eligible to earn an annual incentive bonus, with a target equal to 100% of your annual base salary (to be prorated for 2023). Whether you receive a bonus, and the amount of any such bonus, will be determined by the Board of Directors (the “Board”) in its sole discretion, and will be based upon achievement of performance objectives to be determined by the Board , as well as such other criteria as determined by the Board. Any annual bonus shall be paid within 30 days after the Company’s Board’s that a bonus DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

271721228 v1 shall be awarded and in any event shall be paid by March 15 for the immediately preceding year, subject to your continued employment through such payment date. d. Long-Term Incentive Award. You will be eligible for an award of restricted stock units (“RSUs”) under the Company’s Long-Term Incentive Plan equal to $1,250,000 (the “LTIP Award”). The LTIP Award will be granted on or about March 1, 2023. 50% of the shares subject to the LTIP Award will vest two years after the date of grant and the other 50% will vest three years after the date of grant. e. Cell Phone/Internet. The Company will pay you with a monthly cell phone/internet allowance of $150. f. Housing Allowance and Travel. For the first six (6) months of your employment with the Company following the Start Date, the Company will pay you a monthly housing allowance equal to $2,000.00. In addition, the Company will reimburse your travel expenses between your home and Grants Pass for the first year of your employment. 3. Benefits. You will be eligible for the Company’s standard benefit programs, subject to the terms and conditions of such plans. The Company may, from time to time, change these benefits in its discretion. 4. Equity Award. Subject to approval by the Board, the Company will grant you a restricted stock unit award under the Equity Plan with a grant date fair value of $1,875,000 (the “RSU Award”). The RSU Award will be granted on or about March 1, 2023. 50% of the shares subject to the RSU Award will vest two years after the date of grant and the other 50% will vest three years after the date of grant, in either case, subject to your continued service with the Company through the applicable vesting date. The RSU Award will be made pursuant to the terms and conditions of the Equity Plan and will be governed in all respects by the terms of the Equity Plan, and the related grant notice and restricted stock unit agreement. 5. At Will Employment; Severance. Your employment with the Company will be “at-will.” This means that either you or Company may terminate your employment at any time, with or without Cause (as defined in the Equity Plan), and with or without advance notice. You will be eligible for participation in the Company’s Severance Plan, and your Participation Agreement under the Severance Plan is attached hereto as Exhibit A. 6. Confidentiality Obligations. As a condition of your employment, you must sign and abide by the employee confidentiality and inventions assignment agreement attached hereto as Exhibit B. 7. Contingencies. Your employment with the Company is contingent upon satisfactory results of a background check to be completed, as well as verification of your legal authorization to be employed in the United States. 8. Arbitration. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by applicable law, DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

271721228 v1 you will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or your employment with the Company (including but not limited to all statutory claims); or the termination of your employment with the Company (including but not limited to all statutory claims). BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. The Arbitrator will have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and will not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The Arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this paragraph are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class will proceed in a court of law rather than by arbitration. Any arbitration proceeding under this Arbitration section will be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration proceeding, at each party’s own expense. The Arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company will pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section will not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly. 9. Miscellaneous. This Agreement (including the agreements referenced herein) is the complete and exclusive statement of your agreement with the Company on the subject matters herein, and supersedes and replaces any and all prior agreements or representations with regard to the subject matter hereof, whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified, amended or extended except in a writing signed by you and a member of the Board. This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and our respective successors, assigns, heirs, executors and administrators, except that DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1

271721228 v1 you may not assign any of your duties or rights hereunder without the express written consent of the Company. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provisions had never been contained herein. This Agreement and the terms of your employment with the Company will be governed in all aspects by the laws of the State of Oregon. If you have any questions about this Agreement, please do not hesitate to call me. Best regards, Joth Ricci Chief Executive Officer Exhibit A: Participation Agreement Exhibit B: Employee Confidentiality Agreement ACCEPTED AND AGREED: Christine Barone Date: _________________________ DocuSign Envelope ID: 81F0DD99-F40F-42D6-BA6B-F085BCBF5CF1 November 9, 2022